UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BESPOKE TRICYCLES INC.

(Exact name of Registrant as specified in its charter)

Nevada	3790	TBA
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

145-147 St. John Street London, United Kingdom EC1V 4PW
(address of principal executive offices)

Registrant's telephone number, including area code:	+44 845 862 2690

Cane Clark Agency, LLC 3273 E. Warm Springs, Rd. Las Vegas, NV 89120
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:

Scott Doney, Esq.

3273 E. Warm Springs, Rd.

Las Vegas, NV  89120

Ph: (702) 312-6250

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTERED FEE
Common Stock	4,000,000	$0.05	$200,000	$22.92
(1)	This price was arbitrarily determined by Bespoke Tricycles, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

BESPOKE TRICYCLES, INC.

4,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated August 31, 2012

This prospectus relates to our offering of 4,000,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes. The,maximum offering amount is 4,000,000 shares ($200,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.05	None	$0.05
Total (maximum offering)	$200,000	None	$200,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.05 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: August 31, 2012

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Page
Summary	4
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	7
Risks Associated with Our Business Model	8
Because we may be unable to complete our development, manufacturing and commercialization of our foldable/collapsible tricycle, we could face significantly harm to our business plans, prospects, results of operations and financial condition.	8
Because we have small manufacturing capabilities and do not have exclusive agreements with the third party suppliers that provide components for our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	8
If the market for tricycles does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.	9
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	9
In the event that we are unable to successfully compete in the vending cart industry, we may not be able to achieve profitable operations.	9
Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.	10
If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.	10
If we are unable to successfully manage growth, our operations could be adversely affected.	10
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	11
Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.	11
Risks Related To Legal Uncertainty	11
Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.	11
If we are the subject of future product defect or liability suits, our business will likely fail.	12
Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.	12
Risks Related To This Offering	12
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	12

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Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	12
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	13
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	13
Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	13
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	14
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage	14
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	16
Dilution	16
Plan of Distribution, Terms Of The Offering	17
Description of Securities	20
Interest of Named Experts and Counsel	23
Description of Business	23
Description of Property	29
Legal Proceedings	29
Market for Common Equity and Related Stockholder Matters	29
Financial Statements	31
Management Discussion and Analysis of Financial Condition and Results of Operations	32
Changes in and Disagreements with Accountants	33
Directors and Executive Officers	34
Executive Compensation	35
Security Ownership of Certain Beneficial Owners and Management	37
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	38
Certain Relationships and Related Transactions	38
Available Information	39
Dealer Prospectus Delivery Obligation	39
Other Expenses of Issuance and Distribution	40
Indemnification of Directors and Officers	40
Recent Sales of Unregistered Securities	41
Exhibits	41
Undertakings	42
Signatures	43
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Summary

Bespoke Tricycles, Inc.

The Company

We were incorporated as Bespoke Tricycles, Inc. on August 8, 2011 in the State of Nevada for the purpose of designing, manufacturing, and selling vending tricycles for commercial customers. We operate through our wholly-owned subsidiary, Bespoke Tricycles, Ltd., company organized under the Laws of England and Wales. On August 10, 2011, we purchased all of the issued and outstanding shares of Bespoke Tricycles, Ltd. from our current officer and director, John Goodhew, in exchange for 5,000,000 shares of our common stock. Also on August 10, 2011, we purchased all of the assets from Mr. Goodhew related to our business, including notably a UK patent application for our foldable/collapsible tricycle.

As of April 30, 2012, we had $38,791 in current assets and current liabilities in the amount of $10,958. Accordingly, we had working capital of $27,833 as of April 30, 2012. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 4,000,000 shares of our common stock at an offering price of $0.05 per share (the “Offering”). Our business plan is to use the proceeds of this offering for the development of additional product designs, the manufacture of additional inventory, and marketing of our products. However, our management has retained discretion to use the proceeds of the Offering for other uses. The minimum investment amount for a single investor is $300 for 6,000 shares. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The maximum offering amount is 4,000,000 shares ($200,000).

Our address is 145-147 St. John Street, London, United Kingdom EC1V 4PW. Our phone number is +44 845 862 2690. Our fiscal year end October 31.

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The Offering

Securities Being Offered	Up to 4,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.05 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	4,000,000

Securities Issued and to be Issued

7,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, John Goodhew, owns an aggregate of 100% of the common shares of our company and therefore have substantial control. Upon the completion of this offering, Mr. Goodhew will own an aggregate of approximately 65.22% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	11,500,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $200,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	Six Months Ended	Fiscal Year Ended
	April 30, 2012 (un-audited)	October 31, 2011 (audited)
Cash	$22,849	$12,074
Total Assets	$38,791	$20,760
Liabilities	$10,958	$7,485
Total Stockholder’s Equity (Deficit)	$27,833	$13,725
Statement of Operations	For the Six Months to April 30, 2012 (un-audited)	August 8, 2011 (date of inception) to April 30, 2012 (audited)
Revenue	$40,684	$75,519
Net Profit (Loss) for Reporting Period	$14,558	$2,834
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Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Revenues generated were $75,519 for the period from inception to April 30, 2012. Operating expenses for the period from inception to April 30, 2012 totaled $37,567. We have incurred a net profit of $2,834 for the period from inception to April 30, 2012. We have not attained sustained profitable operations since inception and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of April 30, 2012, we had cash in the amount of $22,849. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

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Risks Associated with Our Business Model

Because we may be unable to complete our development, manufacturing and commercialization of our foldable/collapsible tricycle, we could face significantly harm to our business plans, prospects, results of operations and financial condition.

Commercializing our tricycles depends on a number of factors, including but not limited to:

  further product and manufacturing process development;

  completion, refinement and management of our supply chain;

  completion, refinement, and management of our distribution channels;

  demonstration of efficiencies that will make our products attractively priced; and

  development of an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We cannot assure investors that the strategies we intend to employ will enable us to support the development and manufacturing of commercially desirable vending tricycles.

Because we have small manufacturing capabilities and do not have exclusive agreements with the third party suppliers that provide components for our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We have a small workshop that serves as our manufacturing facility. We have a number of components for our tricycles that have been contracted out to other fabricators to make. We assemble these components at our facility, which are capable enough at the present time for our needs. If the demand for our tricycles increases, however, we will need a larger workshop to assemble our products. Alternatively, we may decide to outsource assembly depending on the cost of having a third party perform that function.

With our limited manufacturing capabilities, we may not be able to effectively meet the demand for our products, which would affect our reputation and limit our ability to generate revenues. Moreover, we currently do not have any written any written agreements with our suppliers or potential manufacturers. They could refuse to supply some or all of our components, reduce the number of components that they supply or change the terms and prices under which they normally supply our components. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

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If the market for tricycles does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve continued revenues from sales of our tricycles. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and Europe, the markets we engage in. Demand for our product may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

  the cost, performance and reliability of our products and products offered by our competitors;

  public perceptions regarding our products and the effectiveness and value of our tricycles;

  customer satisfaction with our products; and

  marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete in the vending cart industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors may have completed development of their sites and products and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our product will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

  Lower than projected revenues;

  Price reductions and lower profit margins;

  The inability to develop and maintain our products with features and usability sought by potential customers.
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  Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

  Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

  Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

  If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

  We have been manufacturing vending tricycles for the past 2 years and a majority of our limited sales have been through third party e-commerce sites. We have no experience in providing direct sales and service, nor do we have distributors of our product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

  If we are unable to successfully manage growth, our operations could be adversely affected.

  Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

  If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

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  If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

  Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

  Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

  Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

  Risks Related To Legal Uncertainty

  Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

  Our success depends on our ability to obtain and maintain patent and other proprietary-right protection for our technology and systems in the United Stated and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

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  If we are the subject of future product defect or liability suits, our business will likely fail.

  In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

  Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

  Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

  Risks Related To This Offering

  If a market for our common stock does not develop, shareholders may be unable to sell their shares.

  Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

  Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

  In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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  Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

  If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

  Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

  We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

  Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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  If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

  In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

  Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

  Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.05 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

  If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

  Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

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  Forward-Looking Statements

  This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

  Use of Proceeds

  The net proceeds to us from the sale of up to 4,000,000 shares of common stock offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$200,000	100.0%
Commission [1]	$0	0.0%
Net Proceeds	$200,000	100.0%
USE OF NET PROCEEDS
Materials and equipment [2]	$100,000	50.0%
Advertising and marketing[3]	$30,000	15.0%
Labor[4]	$40,000	20.0%
Legal and accounting[5]	$30,000	15.0%
TOTAL APPLICATION OF NET PROCEEDS	$200,000	100.0%

  1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

  2 Materials and equipment: We intend to use approximately $100,000 of the net proceeds of this Offering to purchase certain materials and supplies for use in the manufacturing of our products, including steel, welding materials, paint, and other materials, as well as certain pieces of small equipment to be used in the manufacturing and installation of our products.

  3 Advertising and marketing: We intend to use approximately $30,000 of the net proceeds of this Offering for expenses related to marketing and advertising, including development of our website, promotional brochures, radio and print advertising, and similar expenses.

  4 Labor: We intend to use a portion of the net proceeds of this Offering to compensate individual independent contractors who may assist with the process of manufacturing and installation of our planned signage products on an as-needed basis.

  5 Legal and accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs.

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  In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$150,000	100.0%	$100,000	100.0%	$50,000	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$150,000	100.0%	$100,000	100.0%	$50,000	100.0%
USE OF NET PROCEEDS
Materials and equipment	$75,000	50.0%	$50,000	50.0%	$20,000	40.0%
Advertising and marketing	$20,000	13.3%	$10,000	10.0%	$5,000	10.0%
Labor	$30,000	20.0%	$20,000	20.0%	$10,000	20.0%
Legal and accounting	$25,000	16.7%	$20,000	20.0%	$15,000	30.0%
TOTAL APPLICATION OF NET PROCEEDS	$150,000	100.0%	$100,000	100.0%	$50,000	100.0%

  Determination of Offering Price

  The $0.05 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

  Dilution

  Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

  The historical net tangible book value as of April 30, 2012 was $27,833 or $0.004 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2012. Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 4,000,000 shares of common stock for $200,000, net tangible book value will be approximately $0.02 per share. This will represent an immediate increase of approximately $0.016 per share to existing stockholders and an immediate and substantial dilution of approximately $.034 per share, or approximately 68%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

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  The following table sets forth as of April 30, 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.05 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	7,500,000	68.2%	$375,000
New Investors	4,000,000	31.8%	$200,000
Total	11,500,000	11,500,000	$575,000

  Plan Of Distribution, Terms Of The Offering

  There Is No Current Market for Our Shares of Common Stock

  There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

  The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

  The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

  Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

  The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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  The Offering will be Sold by Our Officer and Director

  We are offering up to a total of 4,000,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 4,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

  We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

  If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

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  We will sell the shares in this offering through our officer and director. The officer and director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

    They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

    They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

    They are not, at the time of their participation, an associated person of a broker- dealer; and

    They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

  As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

  As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

  We have no intention of inviting broker-dealer participation in this offering.

  Offering Period and Expiration Date

  This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

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  Procedures for Subscribing

  If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $300 for 6,000 shares. All checks for subscriptions must be made payable to "Bespoke Tricycles, Inc.”

  Right to Reject Subscriptions

  We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

  Description of Securities

  Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of April 30, 2012, there were 7,500,000 shares of our common stock issued and outstanding. Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

  Common Stock

  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

  Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

  Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

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  In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

  Preferred Stock

  Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

    The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

    The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

    Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

    Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

    The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

    Any other relative rights, preferences and limitations of that series
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  Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

  Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

  In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

  Dividend Policy

  We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

  Share Purchase Warrants

  We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

  Options

  We have not issued and do not have outstanding any options to purchase shares of our common stock.

  Convertible Securities

  We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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  Nevada Anti-Takeover Laws

  Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the

  State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

  Interests of Named Experts and Counsel

  No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

  Cane Clark LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

  Silberstein Ungar, PLLC, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC has presented their report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

  Description of Business

  Company Overview

  We were incorporated as Bespoke Tricycles Inc. on August 8, 2011 in the State of Nevada for the purpose of designing, manufacturing, and selling vending tricycles for commercial customers. We operate through our wholly-owned subsidiary, Bespoke Tricycles, Ltd., company organized under the Laws of England and Wales. On August 10, 2011, we purchased all of the issued and outstanding shares of Bespoke Tricycles, Ltd. from our current officer and director, John Goodhew, in exchange for 5,000,000 shares of our common stock.

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  Our operating subsidiary has been manufacturing vending tricycles for the past the 2 years. The majority of sales have been through third party e-commerce sites such as EBay, Gumtree and Amazon. Over this time, we have some sales but demand for products has often outstripped supply. This is due to the limited amount of funding available to date.

  We have acquired a patent in the United Kingdom for ‘a collapsible front loading vending tricycle’ Intellectual Property Office patent number GB1002964.3. Because of the unique nature of the design, we have been able to access a global market due to its collapsibility and relatively small shipping costs. We believe this is a large competitive advantage over other competitors as they are not able to deliver their tricycles abroad without incurring substantial shipping charges. Similarly it is very expensive for businesses or individuals to purchase such a large item from other countries who manufacture similar products as the cost of delivery often outweighs the cost of the tricycle. This has therefore restricted other manufacturers from entering the global market.

  Our overall aim is to manufacture a professional vending tricycle that is ideal for small start up businesses to trade from and for larger companies for marketing or promotional reasons. Our goal is to provide customers with quality tricycles that will help them turn a healthy profit in a time where other career paths are restricted and more people are looking to set up their own businesses.

  Products & Services

  We design and manufacture top quality vending tricycles. Although the traditional use for these tricycles is often remembered as the traditional ‘stop me and buy one’ ice cream tricycles, the number of uses these for eco-friendly mobile retailing units is wide ranging. They can be used as mobile retailing units that are self contained and able to operate in a fixed or portable position. Previously, our clients have used our tricycles for mobile vending, street cleaning, parcel delivery, eco friendly transport. Sales have been made to Germany, Spain, Ireland, and the US.

  Our tricycles can be used by individuals and established businesses to sell a range of products, from ice cream to hot dogs and from jewelry to flowers. These tricycles have also been acquired by large communication companies and water companies to promote their product at particular events or occasions.

  We incorporate a unique patented design that allows the tricycle to be collapsed and folded flat for efficient delivery, transportation and storage. Below is a picture of one of our collapsible tricycles.

  This design has allowed us to expand sales both nationally and internationally. We are currently scaling up the number of components that are being fabricated by third parties. We believe this will insure professional finishes to the product and help to increase our sales revenues. This in combination with our planned online marketing strategy we hope will ensure our ability to grow and to deliver to a worldwide market.

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  Market Analysis

  Our founder, John Goodhew, has been making vending tricycles for over 2 years and has successfully marketed and sold tricycles internationally.

  The tricycles we have produced have proved very popular amongst fellow entrepreneurs wishing to start up their own business, as they have been an affordable alternative ($1,200/$1,500) to other tricycle manufacturers. As well as being significantly cheaper than other competitor’s tricycles, e.g., Pashley $4,000-$6,000, Bespoke Tricycles incorporates a unique patented design, which is the products unique selling point (“USP”), that allows the tricycle to be collapsed and folded flat for efficient delivery, transportation and storage. This USP has also allowed Bespoke Tricycles Inc. to expand sales both national and internationally.

  We believe these two competitive advantages (effective pricing and the collapsible design) places Bespoke Tricycle Inc. in a good position for expansion.

  The majority of our sales have come in the summer months from clients in Europe and the Americas (UK, France, Germany, Spain, Ireland and the USA.) Despite this trend we are seeing increased interest globally and more particularly from the southern hemisphere. Most of our sales have been through third party ecommerce sites such as eBay, Gumtree and Amazon. However, we anticipate an increase in direct sales through our website (http://www.bespoketricycles.co.uk/). The popularity of our tricycles is increasing as more and more people are setting up their own businesses in times of employment uncertainty, redundancies and limited economic opportunity. The cost and size of our vending tricycles makes them ideal for the large number of people currently wishing to start their own small business.

  Vending tricycles can be a mobile or fixed position retail unit that clearly shows and displays its products in a unique and eye catching manner. In the current economic environment more and more people are setting up their own small scale businesses. We believe that this as the ideal environment to sell our products, as for many it is a solution to financial hardship.

  Manufacturing

  We have a small workshop that serves as our manufacturing facility. We have a number of components for our tricycles that have been contracted out to other fabricators. We assemble these components at our facility, which is capable enough at the present time for our needs. As demand for our tricycles increases, however, we will need a larger workshop to assemble our products. We are currently investigating suitable premises and calculating the required square footage that will be necessary to further develop and increase production. We are also considering outsourcing the assembly of our products depending on the cost of having a third party perform that function.

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  Marketing

  As our company grows, we plan to expand our facility and create a professional product that undercuts our competitor’s in terms of price and features. The growth of our assembly workshop and the contracted fabrication work is a strategy that we think is the safest and most effective method. We aim to soften the seasonal sway in sales by developing additional ‘boxes’ that can be bought from our website that allow a range of pre established products to be sold from the tricycles. This flexibility will allow customers as well as Bespoke Tricycle Inc to stay atop trends or changes in desires from customers. We also aim to launch an eco-friendly marketing campaign which will illustrate some of the many uses available for our products. In addition to selling tricycles we also intend to provide potential customers with start up business ideas and guidance on how to start-up a small business. We aim to do this through information packs available when purchasing. We also intend to expand the business and offer add-ons for our products, such as specifically designed fridges, cooking surfaces or general storage boxes in addition to custom paint.

  One of the key benefits of Bespoke Tricycles Inc’s tricycles is that they reduce the user’s dependency on fossil fuels. Particularly in high density urban areas as they serve as a green solution to individuals and businesses needing a mobile unit for retail, delivery or servicing needs. It is hoped that Bespoke Tricycles Inc will not only supply individuals and business in the setting up and running of green enterprises, but will also do its bit for the environment as well.

  Tricycles are also useful for drivers that need to keep a close eye on their cargo or need quick access to it without having to get off of their trike. This makes them ideal from food vendors to pedi-cab drivers as they have frequent interaction with customers.

  Below are some sustainable applications Bespooke Tricycles Inc aims to develop:

  Mail/cargo/Parcel Delivery Service:

  European mail delivery company TNT Post is an example of a company making use of cargo tricycles to get around congested urban traffic. Below are some pictures of the tricycles/trailers used. They are similar to the design Bespoke Tricycles Inc uses, but again they are much more expensive and are not easily collapsible.

  DHL has also expressed interest in the advantages such tricycles offer the user in urban/pedestrian areas. Currently larger courier companies such as DHL and UPS are starting to use more and more tricycles in order to make their way through congested parts of large cities to deliver parcels quietly and efficiently.

26

  Bespoke Tricycles Inc believes this method of delivery is a great alternative for any business that needs to make local deliveries in crowded urban areas.

  There is currently a growth in the number of couriers/small businesses that are using tricycles to deliver parcels/goods in efforts to curb global emissions. Such methods are a sustainable option for urban delivery companies as well as being a practice advantage.

  General Applications

  Previously, our clients have used our tricycles for mobile vending, street cleaning, parcel delivery, eco friendly transport. Sales have been made to Germany, Spain, Ireland, and the US. We envision our products may be used for a wide variety of applications, including advertising and marketing, telecommunications companies, merchandise/events (e.g. Olympics and festivals), book stands, arts and crafts, window cleaning vehicle, businesses food/lunch deliveries, milk/grocery deliveries, street cleaning, park/common maintenance, and pedi-cabs (child seats on the front).

  Internet Strategy

  Our plan is to position Bespoke Tricycles Inc as a reputable tricycle manufacturer that offers affordable and quality tricycles. To do this, we would like to put a great amount of time and resources into developing a premiere website. Currently we have limited access to a world market due to the lack of funding that such a drive would require. We have designed and researched a strategy for this but have limited funds to introduce it. With the growth that we are planning we hope to focus more on this.

  In addition to describing our product and illustrating the design capabilities on our website (http://www.bespoketricycles.co.uk/), we will also feature numerous success stories and images of small businesses and products we have assisted. Our site will also include variations or ‘extras’ that can be added to the tricycles at different times of the year to sell different items or to promote other products. It is hoped that profit will come from this additional channel of business. Our vision is to create a website that will become an integral part of our marketing, sales and daily operations.

27

  Marketing Strategy

  We recognize the critical importance of marketing. We will require a properly designed and executed marketing plan to ensure market penetration and business success. We intend to develop and establish our own website and fully commit to our online strategy in due course.

  Our marketing plan will include advertisement on the internet and sites that are already a popular place for potential customers. We also aim to develop cost effective marketing through online social networks such as Facebook and Twitter. Currently the website is only available in English but we plan to make it accessible in a range of languages in order to reach worldwide sales.

  There are also a number of publications in the area of entrepreneurialism that Bespoke Tricycles Inc would like to advertise in, such publications are common place in the UK, Europe and the United States and would therefore be a more strategic and cost effective marketing approach.

  Sales Strategy

  Bespoke Tricycles Inc will continue to build its sales based on online orders, both through third party e-commerce sites and its own website. The strategy will begin with fulfilling the current demand from the United Kingdom before branching out to Europe and the United States. As the reach of our sales grows, more funding will be directed to marketing and sales strategy.

  Under the direction of the executive management, we may target larger events, organizations or businesses to highlight the beneficial features our products could bring to these companies. The recent London Olympics proved a good opportunity to showcase our products. We have already made sales to Selfridges & Co (a chain of high end department stores in the United Kingdom) who have purchased several of our tricycles and have customized them using a vinyl graphic wrap. The tricycles have been on display in all Selfridges’ stores this summer and are currently being used to distribute Champagne and cold drinks to its’ customers.

  There are also a number of business-to-business websites that we would like to advertise our products. Interest in these areas may give rise to orders and sales as the people interested tend to relate to medium to large sized businesses.

  Competition

  As well as being significantly cheaper than other competitor’s tricycles (Pashley $4000-$6000, Morrison $3,000, Business on Wheels $3,200) we have incorporated a unique patented design that allows the tricycle to be collapsed and folded flat for efficient delivery, transportation and storage. This unique selling point has also allowed us to expand our sales both national and internationally, as we are able to deliver abroad in a standard adult bike box—thus saving the significant transportation costs that other tricycles brands such as Pashley may incur.

  Such commercial tricycles tend to be expensive costing between $3,000 and $6,000, they are also bulky and oversized with no easily detachable components to allow the operator to quickly and easily reduce the dimensions of the tricycle down to more appropriate dimension for storage or transportation purposes.

28

  Our competitive advantage is mainly in tow parts—cost effectiveness ($1,200-$1,500 per unit) which undercuts our nearest competitors by approximately $2,000 with a profit on approximately $700 on each unit. Also due to the patented design we are able to reach international demand by providing a relatively small shipping cost. A further competitive advantage that we hope to develop will be the support and guidance that our website will offer current and potential customers with regards to advice, guidance and suggestions on what to retail on these units both seasonally and yearly. We will also provide all the necessary equipment to set up and run an effective vending business thus utilizing our own experiences of selling a wide range of products from these units.

  Description of Property

  We do not own any real property. We maintain our corporate office at 145-147 St. John Street, London, United Kingdom EC1V 4PW.

  Legal Proceedings

  We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

  Our agent for service of process in Nevada is Cane Clark Agency, LLC, 3273 E. Warm Springs, Rd. Las Vegas, Nevada 89120.

  Market for Common Equity and Related Stockholder Matters

  No Public Market for Common Stock

  There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

  The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

29

  Holders of Our Common Stock

  Currently, we have one (1) holder of record of our common stock.

  Rule 144 Shares

  None of our common stock is currently available for resale to the public under Rule 144.

  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

  Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  Stock Option Grants

  To date, we have not granted any stock options.

  Dividends

  There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

  We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

30

  Financial Statements

  Index to Financial Statements:

Unaudited Financial Statements:

F-1	Condensed Consolidated Balance Sheet as of April 30, 2012 and October 31, 2011 (Unaudited);
F-2	Condensed Consolidated Statement of Operations for the Three and Six Months Ended April 30, 2012 and 2011 (Unaudited);
F-3	Statement of Stockholders’ Equity for the Period from Inception Through April 30, 2012;
F-4	Condensed Consolidated Statement of Cash Flows from for the Six Months Ended April 30, 2012 and 2011 (Unaudited);
F-5	Notes to Financial Statements (Unaudited);

Audited Financial Statements:

F-8	Report of Independent Registered Public Accounting Firm
F-9	Consolidated Balance Sheet as of October 31, 2011 and 2010 (Audited);
F-10	Consolidated Statement of Operations for Years Ended October 31, 2011 and 2010 (Audited);
F-11	Consolidated Statement of Stockholders’ Equity as of October 31, 2011;
F-12	Consolidated Statement of Cash Flows from for Years Ended October 31, 2011 and 2010 (Audited);
F-13	Notes to Financial Statements (Audited);

31

   Bespoke Tricycles Inc.

  Consolidated Balance Sheets

  As at April 30, 2012 and October 31, 2011

	As of	As of
	April 30,	October 31,
	2012	2011
	(unaudited)	(unaudited)
Current Assets
Cash	$22,849	12,074
Inventories	15,942	8,686
Total Current Assets	38,791	20,760
TOTAL ASSETS	$38,791	20,760
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$3,485	7,485
Directors Loan	7,473	—
Total Liabilities	10,958	7,485
Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of April 30, 2012 and October 31, 2011	—	—
Common stock, $0.001 par value, 90,000,000 shares authorized; 7,500,000 and 7,500,000 shares issued and outstanding as of April 30, 2012 and October 31, 2011	7,500	7,500
Additional paid-in capital	17,500	17,500
Retained earning (deficit)	2,833	(11,725)
Total Stockholder's Equity	27,833	13,275
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,791	20,760

  The accompanying notes are an integral part of these financial statements

F-1

  Bespoke Tricycles Inc.

  Consolidated Statements of Operations

  For the Three and Six Months Ended April 30, 2012 and 2011

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	April 30,	April 30,	April 30,	April 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Revenues	$29,679	10,282	40,684	16,574
Cost of Goods Sold
Cost of Goods Sold	15,416	658	19,530	3,494
Gross Profit	14,263	9,624	21,154	13,080
General & Administrative Expenses
General & Administrative Expenses	1,142	—	5,835	—
Professional Fees	762	—	762	—
Net Income	$12,359	9,624	14,558	13,080
Basic earnings per share	$—	—	—	—
Weighted average number of common shares outstanding	7,500,000	—	7,500,000	—

   The accompanying notes are an integral part of these financial statements

F-2

  Bespoke Tricycles Inc.

  Consolidated Statement of Stockholders' Equity (unaudited)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Total
Balance, August 8, 2011	—	—	—	—	—
Stock issued for Bespoke Tricycles Ltd	5,000,000	5,000	(5,000)	—	—
Stock Issued for cash on August 31, 2011 at $0.01 per share	2,500,000	2,500	22,500	—	25,000
Net Loss, October 31, 2011	(11,725)	(11,725)
Balance, October 31, 2011	7,500,000	7,500	17,500	(11,725)	13,275
Net Income, April 30, 2012	14,558	14,558
Balance, April 30, 2012	7,500,000	$7,500	$17,500	$2,833	$27,833

   The accompanying notes are an integral part of these financial statements

F-3

  Bespoke Tricycles Inc.

  Consolidated Statements of Cash Flows

  For the Six Months Ended April 30, 2012 and 2011

	Six Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2012	2011
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$14,558	13,080
Adjustments to reconcile net loss to net cash used in operating activities to net cash provided by operations:
Inventories	(7,256)	—
Accounts Payable	(4,000)	—
Net cash provided by (used in) Operating Activities	3,302	13,080

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	—	—
Loans from director	7,473	—
Repayment of loans from director	—	(13,080)
Net cash provided by Financing Activities	7,473	—

Increase in cash during the period	10,775	—

Cash at beginning of period	12,074	—

Cash at end of period	$22,849	—

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$0	0
Cash paid for interest	$0	0

   The accompanying notes are an integral part of these financial statements

F-4

  Bespoke Tricycles Inc.

  Notes to the Financial Statements

  April 30, 2012

  NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

  Bespoke Tricycles Inc. was incorporated on August 8, 2011 in the State of Nevada for the purpose of designing, manufacturing, and selling vending tricycles for commercial customers. We operate through our wholly-owned subsidiary, Bespoke Tricycles, Ltd., company organized under the Laws of England and Wales. On August 10, 2011 Bespoke Tricycles Inc. purchased all of the issued and outstanding shares of Bespoke Tricycles, Ltd. from our current officer and director, John Goodhew, in exchange for 5,000,000 shares of our common stock.

  NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The company was incorporated in Nevada on August 8, 2011, for the purpose of designing, manufacturing, and selling vending tricycles for commercial customers.

  The Company has elected October 31 as its fiscal year end.

  Basis of presentation

  The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

  Earnings (Loss) Per Share

  Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

  Estimates and Assumptions

  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

  Statement of Cash Flows

  For the purpose of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

F-5

  Revenue Recognition

  Revenue is recognized on the sale and delivery of a product or the completion of a service provided. The Company achieved limited revenues during the 2011 fiscal year.

  Income Taxes

  The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

  Depreciation, Amortization and Capitalization

  The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to ten years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

  Foreign Currency Translation

  The Company is based in England although it is incorporated in Nevada. An account, Other Comprehensive Income, will be added to Stockholders' Deficit that will represent changes in the value of the British pound relative to the U.S. dollar. As of each balance sheet date, the English operations will translate its assets and liabilities into U.S. dollars at the exchange rate in effect on that date. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss), a separate component of Stockholders' Equity.

  Pro Forma Compensation Expense

  No stock options have been issued by Bespoke Tricycles Inc. Accordingly, no pro forma compensation expense is reported in these financial statements.

  Recent Accounting Pronouncements

  The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

F-6

  NOTE 3 - PROVISION FOR INCOME TAXES

  The provision for income taxes for the period ended April 30, 2012 is $-0- as the Company does not expect to have a taxable profit for the year ended October 31, 2012.

  NOTE 4 - COMMITMENTS AND CONTINGENCIES

  LITIGATION

  The Company is not presently involved in any litigation.

  NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

  NOTE 6 - GOING CONCERN

  As set forth on the Company's balance sheet, its assets total $38,791. This amount does not provide adequate working capital for the Company to successfully operate its business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on the Company's books as they occur. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional loans from Mr. Goodhew and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

  NOTE 7 - SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

  On August 8, 2011, officers-directors acquired all of the Company's outstanding capital stock, being 5,000,000 common shares, at a price of $0.01 per share.

  On August 31, 2011, Mr. Goodhew acquired 2,500,000 common shares, at a price of $0.01 per share.

  Officers-directors have made demand loans to the Company of $7,473. The Company neither owns nor formally leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

F-7

  Silberstein Ungar, PLLC CPAs and Business Advisors

  Phone (248) 203-0080

  Fax (248) 281-0940

  30600 Telegraph Road, Suite 2175

  Bingham Farms, MI 48025-4586

  www.sucpas.com

  Report of Independent Registered Public Accounting Firm

  To the Board of Directors of

  Bespoke Tricyles Inc.

  We have audited the accompanying consolidated balance sheets of Bespoke Tricycles Inc. (the “Company”) as of October 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bespoke Tricycles Inc. as of October 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has limited working capital, has received limited revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ Silberstein Ungar, PLLC

  Bingham Farms, Michigan

  May 11, 2012

F-8

   Bespoke Tricycles Inc.

   Consolidated Balance Sheets

  As of October 31, 2011 and 2010

	As of	As of
	October 31,	October 31,
ASSETS	2011	2010
Current Assets
Cash	$12,074	$—
Inventories	8,686	—

TOTAL ASSETS	$20,760	$—

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$7,485	$—
Directors Loan	—	—

Total Liabilities	7,485	—

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding (2010 - N/A)	—	—
Common stock, $0.001 par value, 90,000,000 shares authorized; 7,500,000 shares issued and outstanding (2010 - N/A)	7,500	—
Additional paid-in capital	17,500	—
Accumulated deficit	(11,725)	—
Total Stockholder's Equity	13,275	—

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,760	$—

    The accompanying notes are an integral part of these financial statements

F-9

   Bespoke Tricycles Inc.

   Consolidated Statements of Operations

  For the years ended October 31, 2011 and 2010

	Year Ended	Year Ended
	October 31,	October 31,
	2011	2010

Revenues	$18,079	$16,755

Cost of Goods Sold	10,993	4,596

Gross Profit	7,087	12,159

Operating Expenses
General and administrative expenses	5,573	12,159
Professional Fees	13,239	—
Total Operating Expenses	18,812	12,159

Loss before Provision for Income Taxes	(11,725)	—

Provision for Income Taxes	—	—

Net Income (Loss)	$(11,725)	$—

Net Loss per Share: Basic and Diluted	$(0.01)	N/A

Weighted Average Number of Shares Outstanding: Basic and Diluted	1,561,441	N/A

   The accompanying notes are an integral part of these financial statements

F-10

  Bespoke Tricycles Inc.

  Consolidated Statement of Stockholders' Equity

  As of October 31, 2011

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Captial	Deficit	Total
Balance, November 1, 2009	—	$—	$—	$—	$—

Net income for the year ended October 31, 2010	—	—	—	—	—

Balance, October 31, 2010	—	—	—	—	—

Stock issued for Bespoke Tricycles Ltd	5,000,000	5,000	(5,000)	—	—
					.
Stock Issued for cash on August 31, 2011 at $0.01 per share	2,500,000	2,500	22,500	—	25,000

Net loss for the year ended October 31, 2011				(11,725)	(11,725)

Balance, October 31, 2011	7,500,000	$7,500	$17,500	$(11,725)	$13,275

   The accompanying notes are an integral part of these financial statements

F-11

  Bespoke Tricycles Inc.

   Consolidated Statements of Cash Flows

  For the years ended October 31, 2011 and 2010

	Year Ended	Year Ended
	October 31,	October 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(11,725)	$—
Adjustments to reconcile net loss to net cash used in operating activities
(Increase) in inventories	(8,686)	—
Increase in accounts payable	7,485	—
Net cash used in operating activities	(12,926)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	25,000	—
Loans from director
Repayment of loans from director	—	—
Net cash provided by financing activities	25,000	—

Increase in cash during the year	12,074	—

Cash at beginning of period	—	—

Cash at end of year	$12,074	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$0	$0
Cash paid for interest	$0	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Common stock issued to acquire Bespoke Tricycles Ltd.	$5,000	$0

  The accompanying notes are an integral part of these financial statements

F-12

  BESPOKE TRICYCLES INC.

  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  OCTOBER 31, 2011

  NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

  Bespoke Tricycles Inc. was incorporated on August 8, 2011 in the State of Nevada for the purpose of designing, manufacturing, and selling vending tricycles for commercial customers. We operate through our wholly-owned subsidiary, Bespoke Tricycles, Ltd., a company organized under the Laws of England and Wales. On August 9, 2011 Bespoke Tricycles Inc. purchased all of the issued and outstanding shares of Bespoke Tricycles, Ltd. from our current officer and director, John Goodhew, in exchange for 5,000,000 shares of our common stock.

  NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Accounting Basis

  The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted an October 31fiscal year end.

  Basis of Presentation

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

  Fair Value of Financial Instruments

  The Company's financial instruments consist of cash and cash equivalents, inventories, accounts payable, and a loan due to the director. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

  Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

  Concentrations of Credit Risk

  The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

  Revenue Recognition

  The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

F-13

  BESPOKE TRICYCLES INC.

  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  OCTOBER 31, 2011

  NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes

  Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of October 31, 2011, there have been no interest or penalties incurred on income taxes.

  Basic Income (Loss) Per Share

  Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2011.

  Dividends

  The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

  Stock-Based Compensation

  The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

  The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined.   There has been no stock-based compensation issued to non-employees.

  Recent Accounting Pronouncements

  The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

F-14

  BESPOKE TRICYCLES INC.

  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  OCTOBER 31, 2011

  NOTE 3 – RELATED PARTY TRANSACTIONS

  Prior to September 2011, the Company did not have a bank account. A director paid for all expenses and all revenues were deposited into his personal bank account. The difference between the revenues and expenses was recorded as compensation. The amounts loaned to and from the director were unsecured, non-interest bearing, and had no specific terms of repayment. As of October 31, 2011 and 2010, the balance of the amounts due to or from the director was $0.

  Total compensation paid to the director was $2,100 and $12,100 for the years ended October 31, 2011 and 2010, respectively.

  NOTE 4 – INVENTORIES

  Inventories totaling $8,686 was composed of tricycles and related parts at October 31, 2011.

  NOTE 5 – ACCOUNTS PAYABLE

  Accounts payable consisted of $6,000 due to the Company’s outside independent auditors for services related to the periods reported on in these financial statements and $1,485 due to the Company’s attorneys.

  NOTE 6 – CAPITAL STOCK

  The Company was incorporated on August 9, 2011 in Nevada with authorized capital of 90,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

  On August 9, 2011, the Company purchased all of the issued and outstanding shares of Bespoke Tricycles, Ltd. from our current officer and director, John Goodhew, in exchange for 5,000,000 shares of our common stock.

  On September 2, 2011, the Company issued 2,500,000 shares of common stock to the founder for cash proceeds of $25,000.

  There were 7,500,000 shares of common stock issued and outstanding at October 31, 2011. There were no shares of preferred stock issued and outstanding at October 31, 2011.

  NOTE 7 – COMMITMENTS AND CONTINGENCIES

  The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

F-15

  BESPOKE TRICYCLES INC.

  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  OCTOBER 31, 2011

  NOTE 8 – INCOME TAXES

  For the year ended October 31, 2011, the Company has incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $11,725 at October 31, 2011, and will expire beginning in the year 2031.

  The provision for Federal income tax consists of the following for the year ended October 31, 2011:

2011
Federal income tax attributable to:
Current operations	$3,987
Less: valuation allowance	(3,987)
Net provision for Federal income taxes	$0

  The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows at October 31, 2011:

2011
Deferred tax asset attributable to:
Net operating loss carryover	$3,987
Valuation allowance	(3,987)
Net deferred tax asset	$0

  Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

  NOTE 9 – LIQUIDITY AND GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had limited revenues as of October 31, 2011. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

  Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

  NOTE 10 – SUBSEQUENT EVENTS

  In accordance with ASC 855-10, the Company has analyzed its operations subsequent to October 31, 2011 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-16

  Management Discussion and Analysis of Financial Condition and Results of Operations

  Forward-Looking Statements

  Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

  Our Plan for the Next 12 Months

  The following is a list of business goals and milestones we wish to accomplish within the next three years.

    Secure necessary funds
    Locate and lease suitable manufacturing/assembly facility
    Purchase machinery, equipment and supplies tin increase production
    Hire skilled employees to complete our team
    Set up an online shop and open for business
    Successfully penetrate targeted markets
    Secure contracts to achieve projected sales goals
    Establish a solid reputation as a manufacturing leader

  Our first major milestones will be securing funds and upping the scale of our production. This is our primary focus. In three years, we hope to have established our brand and company both in the United Kingdom and Internationally.

  Significant Equipment

  We do not intend to purchase any significant equipment for the next twelve months. Our planned equipment purchases will consist of small tools related to our in-house assembly.

  Results of Operations for the Three and Six Months Ended April 30, 2012 and 2011

  For the three months ended April 30, 2012 as compared to the three months April 30, 2011, total revenues were $29,679 and $10,282, respectively; and net profits were $12,359 and $9,624, respectively. For the six months ended April 30, 2012 as compared to the six months April 30, 2012, total revenues were $40,684 and $16,574, respectively; and net profits were $14,558 and $13,080, respectively. Our expenses consisted of general and administrative expenses. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

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  Liquidity and Capital Resources

  As of April 30, 2012, we had total current assets of $38,791, consisting of cash and inventories. We had current liabilities of $10,958 as of April 30, 2012. Accordingly, we had working capital of $27,833 as of April 30, 2012.

  Operating activities generated $3,302 in cash for the six months to April 30, 2012 and generated $22,849 in cash for the period from August 8, 2011 (Date of Inception) to April 30, 2012. Financing Activities for the six months to April 30, 2012 generated 7,473 in cash and the period from August 8, 2011 (Date of Inception) until April 30, 2012, generated $32,473 in cash.

  As outlined above, we expect to spend approximately $200,000 toward the initial implementation of our business plan over the course of our first full fiscal year. As of April 30, 2012, we had $22,849 in cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan until October 31, 2013. If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired. Our ability to operate beyond October 31, 2013, is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

  Going Concern

  Our assets at April 30, 2012 total $38,791. This amount does not provide adequate working capital for us to successfully operate our business and to service our debt. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining additional loans from Mr. Goodhew and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

  Off Balance Sheet Arrangements

  As of April 30, 2012, there were no off balance sheet arrangements.

  Changes In and Disagreements with Accountants

  We have had no changes in or disagreements with our accountants.

33

  Directors and Executive Officers

  Our executive officers and directors and their respective ages as of April 30, 2012 are as follows:

Name	Age	Position(s) and Office(s) Held
John Goodhew	28	President, Chief Executive Officer, Chief Financial Officer, and Director

  Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

  John Goodhew - President, CEO and Director

  John Goodhew has been President, CEO and Director of our company since incorporation on August 8, 2011.

  Mr. Goodhew has been a Geography teacher in a London school from September 2007 to date, after having gained a place on the Teach First program. During this time Mr. Goodhew has taken on various responsibilities including; Head of House, Director of Business & Enterprise and heading up KS3 Geography.

  In June 2009, Mr. Goodhew developed and sold his first commercial tricycle prototype. Mr. Goodhew had a patent published on August 24, 2011 to recognize his unique design for the tricycle, allowing it to be collapsed and easily shipped worldwide.

  In 2006 Mr. Goodhew founded and developed a business that provided schools with access to a mobile gym, tackling issues of pupils' health whilst also addressing the often lack of space in inner city schools. Mr. Goodhew was awarded an Unlimited Award in order to invest in this pursuit.

  Directors

  Our bylaws authorize no less than one (1) director or more than thirteen (13) directors. We currently have one Director.

  Term of Office

  Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

  Significant Employees

  We have no significant employees other than our officers and directors.

34

  Involvement in Certain Legal Proceedings

  To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

  Executive Compensation

  Compensation Discussion and Analysis

  We presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

  Our sole executive officer holds substantial ownership in our company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability. As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

  Summary Compensation Table

  The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Goodhew, President, CEO, CFO, and director	2011 2010	2,100 12,100	0 0	0 0	0 0	0 0	0 0	0 0	2,100 12,100
(1)	Prior to September 2011, we did not have a bank account. Mr. John Goodhew paid for all expenses and all revenues were deposited into his personal bank account. The difference between the revenues and expenses was recorded as compensation. The amounts loaned to and from Mr. Goodhew were unsecured, non-interest bearing, and had no specific terms of repayment. As of October 31, 2011 and 2010, the balance of the amounts due to or from the director was $0. Total compensation paid to Mr. Goodhew was $2,100 and $12,100 for the years ended October 31, 2011 and 2010, respectively.

35

  Narrative Disclosure to the Summary Compensation Table

  Our named executive officer does not currently receive any compensation from us for his service as an officer of our company.

  Outstanding Equity Awards At Fiscal Year-end Table

  The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
John Goodhew	0	0	0	0	0	0	0	0	0

  Compensation of Directors Table

  The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Goodhew	0	0	0	0	0	0	0

  Narrative Disclosure to the Director Compensation Table

  Our directors do not currently receive any compensation from us for their service as members of the Board of Directors.

36

  Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of April 30, 2012, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 7,500,000 shares of common stock issued and outstanding on April 30, 2012.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	John Goodhew 145-147 St. John Street, London, United Kingdom EC1V 4PW	7,500,000	100%
Common	Total all executive officers and directors	7,500,000	100%

Common	Other 5% Shareholders
	None

  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

  The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

  Securities Authorized for Issuance Under Equity Compensation Plans

  To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

37

  Disclosure of Commission Position of Indemnification for Securities Act Liabilities

  In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Certain Relationships and Related Transactions

  Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

  On August 10, 2011 our founder, president, CEO, CFO, and sole director, John Goodhew, sold his shares in Bespoke Tricycles, Ltd to us in exchange for 5,000,000 shares of our common stock.

  On August 31, 2011, our founder, president, CEO, CFO, and sole director John Goodhew acquired 2,500,000 common shares, at a price of $0.01 per share.

  Prior to September 2011, we did not have a bank account. Mr. John Goodhew paid for all expenses and all revenues were deposited into his personal bank account. The difference between the revenues and expenses was recorded as compensation. The amounts loaned to and from Mr. Goodhew were unsecured, non-interest bearing, and had no specific terms of repayment. As of October 31, 2011 and 2010, the balance of the amounts due to or from the director was $0. Total compensation paid to Mr. Goodhew was $2,100 and $12,100 for the years ended October 31, 2011 and 2010, respectively.

38

  Available Information

  We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

  If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

  Dealer Prospectus Delivery Obligation

  Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

39

  Part II

  Information Not Required In the Prospectus

  Item 13. Other Expenses Of Issuance And Distribution

  The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$22.92
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$3,000
Legal fees and expenses	$2,000
Total	$5,522.92

  All amounts are estimates, other than the Commission's registration fee.

  We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

  Item 14. Indemnification of Directors and Officers

  Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

  Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

  1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  3. a transaction from which the director derived an improper personal profit; and

  4. willful misconduct

40

  Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

  Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

  Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

  Item 15. Recent Sales of Unregistered Securities

  We closed an issue of 5,000,000 shares of common stock on August 10, 2011 to John Goodhew, our president, CEO, CFO, and sole director. Mr. Goodhew acquired these shares in exchange for his issued and outstanding shares in our wholly owned subsidiary, Bespoke Tricycles, Ltd.

  On August 31, 2011, our founder, president, CEO, CFO, and sole director John Goodhew acquired 2,500,000 common shares, at a price of $0.01 per share.

  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

  Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-laws
5.1	Opinion of Cane Clark, LLP, with consent to use
23.1	Consent of Independent Registered Public Accounting Firm

41

  Item 17. Undertakings

  The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

  (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in London, England on September 4, 2012.

BESPOKE TRICYCLES INC.
By: /s/ John Goodhew
John Goodhew Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ John Goodhew
John Goodhew Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, and sole Director

43